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                         [London Economics Letterhead]
                                                                    Exhibit 23.2




January 21, 2000




Re:  Independent Market Consultant's Report

Ladies and Gentlemen:

         We consent to the use of our Analysis of the New York Power Market dated March 1999 (the "Report") in the Prospectus (including any amendments or supplements thereto) relating to the offering of (a) 9.00% Pass Through Certificates, Series 1999-A and (b) 9.67% Pass Through Certificates, Series 1999-B of AES Eastern Energy, L.P. ("AES Eastern") constituting part of the registration statement on Form S-4 of AES Eastern (the "Prospectus"). In addition, we consent to the inclusion of the summary of the Report contained in the Prospectus.

         We also hereby consent to the reference to us as experts under the heading "Experts" in the Prospectus.

                                                  LONDON ECONOMICS, INC.

                                                  By:
                                                  Name:    AJ Goulding,
                                                           President